UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 23, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 23, 2020 (the “Closing Date”), Riverbend Upper Macungie Properties I LLC (“Riverbend Upper Macungie”) and Riverbend Crossings III Holdings LLC (“Riverbend Crossings”, and collectively with Riverbend Upper Macungie, the “Borrowers”), each wholly owned subsidiaries of Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”), entered into a promissory note (the “Promissory Note”) providing for a $15.0 million loan (the “Mortgage Loan”) secured by (i) a nonrecourse mortgage given by Riverbend Upper Macungie on an approximately 134,000 square foot industrial/warehouse building (“6975 Ambassador Drive”) and (ii) a nonrecourse mortgage given by Riverbend Crossings on an approximately 120,000 square foot industrial/warehouse building (“871 Nestle Way”) each entered into on the Closing Date. Both buildings are in the Lehigh Valley of Pennsylvania. The Promissory Note, issued by the Borrowers to State Farm Life Insurance Company (“State Farm”), has a fixed interest rate of 3.48% and ten-year term, with principal payments based on a twenty-five-year amortization schedule. Approximately $3.2 million of the proceeds from the Mortgage Loan (the “Loan Proceeds”) were used to repay a maturing mortgage loan on 871 Nestle Way. The balance of the Loan Proceeds are expected to be used for general corporate purposes, which may include investment in real estate assets. The Promissory Note may not be prepaid until the later of February 1, 2025 or the date on which sixty monthly prepayments have been paid and, thereafter, any prepayment shall require a Prepayment Fee (as defined in the Promissory Note) and the simultaneous payment of the entire principal and all other amounts outstanding thereunder.

Under the terms of the nonrecourse mortgage given by Riverbend Upper Macungie, Griffin entered into a lease agreement (the “Master Lease”) with Riverbend Upper Macungie, dated as of the Closing Date, whereby Griffin leased 6975 Ambassador Drive from Riverbend Upper Macungie. The Master Lease will terminate upon the earlier of (i) the maturity date under the Promissory Note or (ii) upon State Farm’s approval of Riverbend Upper Macungie’s lease, signed on January 24, 2020, with a third party for approximately 60,000 square feet in 6975 Ambassador Drive and commencement of rental payments under such lease.

The foregoing descriptions of the nonrecourse mortgage given by Riverbend Upper Macungie, the nonrecourse mortgage given by Riverbend Crossings and the Promissory Note are subject to and qualified in their entirety by reference to the full text of those agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s January 28, 2020 press release announcing the closing of the Mortgage Loan is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1: Open-End Mortgage and Security Agreement by Riverbend Upper Macungie Properties I LLC dated January 23, 2020

Exhibit 10.2: Open-End Mortgage and Security Agreement by Riverbend Crossings III Holdings LLC dated January 23, 2020

Exhibit 10.3: $15,000,000 Promissory Note by Riverbend Upper Macungie Properties I LLC and Riverbend Crossings III Holdings LLC dated January 23, 2020

Exhibit 99.1: Registrant’s January 28, 2020 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations regarding the use of the Loan Proceeds and termination of the Master Lease. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: January 28, 2020